EXHIBIT 32

Certification of Chief Executive Officer and

Chief Financial Officer Pursuant to

18 U.S.C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Alexander & Baldwin, Inc. (the "Company") for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), W. Allen Doane, as Chairman, President and Chief Executive Officer of the Company, and Christopher J. Benjamin, as Senior Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. Allen Doane

Name:	W. Allen Doane
Title:	Chairman, President and Chief Executive Officer
Date:	February 28, 2008

/s/ Christopher J. Benjamin

Name:	Christopher J. Benjamin
Title:	Senior Vice President , Chief Financial Officer and Treasurer
Date:	February 28, 2008